Exhibit 10.2
AMENDMENT No. 2 TO AMENDED AND RESTATED
PURCHASE AGREEMENT DCT-021/03
This Amendment No. 2 to Amended and Restated Purchase Agreement DCT-021/03, dated as of June 6, 2007 (“Amendment No. 2”) relates to the Amended and Restated Purchase Agreement DCT-021/03 (the “Purchase Agreement”) between Embraer — Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and US Airways Group, Inc. (“Buyer”) dated June 13, 2006 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 2 is between Embraer and Buyer, collectively referred to herein as the “Parties”.
This Amendment No. 2 sets forth additional agreements between Embraer and Buyer relative to Embraer granting to Buyer the conditional option to purchase 140 additional Embraer 190 model aircraft.
Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 2, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 2 and the Purchase Agreement the terms, conditions and provisions of this Amendment No. 2 shall control.
WHEREAS, pursuant to Purchase Agreement DCT-021/03 executed by Embraer and Buyer dated May 9, 2003 (“Original Purchase Agreement”) Buyer had the right to acquire up to 140 option Embraer 145 model aircraft;
WHEREAS, in connection with the amendment and restatement of the Original Purchase Agreement, Buyer’s option to acquire the 140 EMBRAER model 145 aircraft was deleted by the agreement of the Parties and was not included in the Purchase Agreement and pursuant to the terms of Article 21 of the Purchase Agreement, Buyer’s options were limited to up to fifty (50) Option Aircraft which had been identified and defined as “Reconfirmable EMBRAER 170 Aircraft” in the Original Purchase Agreement;
WHEREAS, Buyer, with the consent of Embraer, has previously assigned the purchase rights for the last thirty (30) of the fifty (50) Option Aircraft pursuant to the Option Aircraft Conversion, Purchase Rights Assignment and Manufacturer’s Consent dated July 21, 2006, among Buyer, Embraer and Republic Airline Inc.;
WHEREAS, Buyer, with the consent of Embraer, has previously assigned the purchase rights for an additional eight (8) of Buyer’s fifty (50) Option Aircraft pursuant to the Second Option Aircraft Conversion, Purchase Right Assignment and Manufacturer’s Consent dated January 12, 2007 among Buyer, Embraer and Republic Airline Inc.;
WHEREAS, Buyer currently has only twelve (12) Option Aircraft remaining under the Purchase Agreement and Buyer desires to reinstate its total aircraft options order from the Original Purchase Agreement, and as such, increase by one hundred and forty (140) aircraft the total number of Option Aircraft available under the Purchase Agreement; and

Amendment No. 2 to Amended and Restated Purchase Agreement DCT-021/03	Page 1 of 4

WHEREAS, Embraer is willing to grant to Buyer the right under various circumstances to acquire an additional one hundred and forty (140) Option Aircraft.
NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:
1.	Option Aircraft:
1.1 The terms of Article 2.3 of the Purchase Agreement shall be deleted and replaced with the following:
     “Buyer shall have the option to purchase up to one hundred and fifty-two (152) Option Aircraft, in accordance with Article 21 hereof.”
2.	Purchase of Option Aircraft:
2.1	The first paragraph of Article 21 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

Buyer shall have the option to purchase up to one hundred fifty-two (152) Option Aircraft with the first twenty (20) Option Aircraft to be delivered according to the schedule provided in Section 2 of Attachment E hereto (Option Aircraft #1 to #20). The Contractual Delivery Months of the remaining one hundred and thirty-two (132) Option Aircraft will be determined pursuant to Article 21.1 below.
2.2	Article 21.1 is hereby deleted in its entirety and replaced with the following:

Upon confirmation by Buyer of the ** pursuant to Article 21 of Amended and Restated Letter Agreement DCT-022/33 (“Letter Agreement”), Buyer shall have the right to purchase **. Upon confirmation by Buyer of the **, Buyer shall have the right to purchase **. Upon the further confirmation pursuant to Article 21 of the Letter Agreement of each of the following **, Buyer shall have the right to purchase **. Upon confirmation by Buyer of the **, Buyer shall have the right to purchase **. Upon confirmation of each relevant block of Additional Aircraft and the corresponding grant of the right to acquire the relevant Option Aircraft **, Embraer shall promptly provide Buyer with written notice of proposed delivery months for such relevant block of Option Aircraft. The proposed delivery months referred to in the immediately preceding sentence shall include no less than **. If within ** of receipt of each such notice, Buyer consents and agrees to such proposed delivery schedule then such proposed delivery months shall become the Contractual Delivery Months for such relevant block of Option Aircraft. Buyer may thereafter elect to purchase such Option Aircraft by timely complying with Article 21.6 of the Purchase Agreement. If Buyer does not consent and agree to such proposed delivery months for such relevant block as provided for above, and if the Parties can not agree on a schedule for such relevant block, **.

2.3	Article 21.6 is hereby deleted in its entirety and replaced with the following:

** Confidential Treatment Requested.

Amendment No. 2 to Amended and Restated Purchase Agreement DCT-021/03	Page 2 of 4

The option to purchase the Option Aircraft shall be exercised ** no later than ** to the first day of the Contractual Delivery Month of the first Option Aircraft of such relevant group. The first group shall be **, the second group shall be **. Exercise of the option to purchase the Option Aircraft shall be accomplished by means of a written notice from Buyer delivered to Embraer by mail, express delivery or facsimile, return receipt requested. Buyer may, at its option, exercise all, some or none of its Options Aircraft within each group. In addition, **, the Parties shall meet to evaluate in good faith the positions to be exercised, based on the positions being exercised.
3.	Miscellaneous
All other terms and conditions of the Purchase Agreement, which are not specifically amended or modified by this Amendment No. 1, shall remain in full force and effect without any change.

** Confidential Treatment Requested.
[Signature page follows]

Amendment No. 2 to Amended and Restated Purchase Agreement DCT-021/03	Page 3 of 4

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 2 to Purchase Agreement to be effective as of the date first written above.

EMBRAER – Empresa Brasileira de		US Airways Group, Inc.
Aeronáutica S.A.

By	/s/ Mauro Kern Junior	By	/s/ Thomas T. Weir

Name:	Mauro Kern Junior	Name:	Thomas T. Weir
Title:	Executive Vice President	Title:	Vice President and Treasurer
Airline Market

By	/s/ José Luís D. Molina

Name:	José Luís D. Molina	Date:	June 6, 2007
Title:	Vice President Contracts	Place:	Tempe, Arizona
Airline Market
Date:	June 6, 2007
Place:	São José dos Campos, Brazil

Witness:	/s/ Carlos Martins Dutra	Witness:	/s/ John Ferlise

Name:	Carlos Martins Dutra	Name:	John Ferlise

Amendment No. 2 to Amended and Restated Purchase Agreement DCT-021/03	Page 4 of 4